Exhibit 99.1

PROTEOSTASIS THERAPEUTICS, INC. SPECIAL MEETING OF STOCKHOLDERS

Date:	Wednesday December 16, 2020
Time:	9:00 A.M. (Eastern Time)
Place:	Special Meeting to be held live via the internet - please visit www.proxydocs.com/PTI for more details.

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR ALL PROPOSALS.

		For	Against	Abstain

1.	To consider and vote upon a proposal to approve the issuance of Proteostasis common stock in the Merger in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of August 22, 2020, by and among Proteostasis, Merger Sub, Yumanity and Yumanity Holdings, LLC (“Holdings”), a copy of which is attached as Annex A to the accompanying proxy statement/prospectus/information statement (the “Merger Agreement”) and the resulting change of control of Proteostasis resulting from the Merger.	☐	☐	☐

2.	To approve the amendment to the certificate of incorporation of Proteostasis to effect a reverse stock split of Proteostasis common stock, at a ratio of one (1) new share for every twenty (20) to thirty (30) shares of outstanding Proteostasis common stock, with the exact ratio and effective time of the reverse stock split of Proteostasis common stock to be determined by the Proteostasis board of directors and publicly announced by press release (the “Proteostasis Reverse Stock Split”), in the form attached as Annex B to the accompanying proxy statement/prospectus/information statement.	☐	☐	☐

3.	To consider and vote upon a proposal to approve, on a non-binding advisory vote basis, compensation that will or may become payable by Proteostasis to its named executive officers in connection with the Merger.	☐	☐	☐

4.	To approve the amendment to the certificate of incorporation of Proteostasis to effect the change of name from “Proteostasis Therapeutics, Inc.” to “Yumanity Therapeutics, Inc.” (the “Proteostasis Name Change Proposal”), in the form attached as Annex C to the accompanying proxy statement/prospectus/information statement.	☐	☐	☐

5.	To consider and vote upon an adjournment of the Proteostasis Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proteostasis Proposal Nos. 1, 2, 3, or 4.	☐	☐	☐

To transact such other business as may properly come before the Special Meeting or at any adjournments or postponements thereof

TO ATTEND the Special Meeting of Proteostasis Therapeutics, Inc., please visit www.proxydocs.com/PTI for virtual meeting registration details.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Proteostasis Therapeutics, Inc. Special Meeting of Stockholders

to be held on Wednesday December 16, 2020

for Holders as of November 5, 2020

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/PTI	866-286-3110

•	Cast your vote online 24 hours a day/7 days a week.	OR	•	Use any touch-tone telephone toll-free 24 hours a day/7 days a week.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.
•	View Meeting Documents.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Meenu Chhabra and Janet L. Smart, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Proteostasis Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and any adjournment or postponement thereof and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR ALL PROPOSALS. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PROXY TABULATOR FOR PROTEOSTASIS THERAPEUTICS, INC. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903

  Please separate carefully at the perforation and return just this portion in the envelope provided.

Proxy for Proteostasis Therapeutics, Inc. Special Meeting of Stockholders to be held on Wednesday December 16, 2020

This proxy is being solicited on behalf of the Board of Directors

Please vote, date and sign this Proxy on the other side and return it in the enclosed envelope.

The Stockholder signing on the reverse side (the “undersigned”), having received the Proxy Statement, hereby appoint(s) Meenu Chhabra and Janet L. Smart and each of them, Proxies of the undersigned (with full power of substitution) to attend the Special Meeting of Proteostasis Therapeutics, Inc. (the “Company”) to be held on Wednesday December 16, 2020, and all adjournments and postponements thereof (the “Meeting”), and to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may properly come before the Meeting.

The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority to consider and act upon such business, matters or proposals as may properly come before the Meeting. The Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the Proxies will vote all shares represented by this Proxy FOR all Proposals.